UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 11, 2007

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-13447 (Commission File Number)	22-3479661 (IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Public Offering of Common Stock

On October 11, 2007, Annaly Capital Management, Inc. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, and UBS Securities LLC as representatives of the several underwriters (collectively, the “Common Stock Underwriters”), relating to the sale of 62,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and the granting of an over-allotment option for an additional 9,300,000 shares of Common Stock to the Common Stock Underwriters solely to fulfill over-allotments. The Common Stock offering is expected to close on October 17, 2007.

The aggregate net proceeds of the Common Stock offering, excluding the proceeds the Company may obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are estimated to be approximately $893.8 million.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1

Underwriting Agreement, dated October 11, 2007, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, and UBS Securities LLC as representatives of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.
By:	/s/ Kathryn Fagan
Name: Kathryn Fagan Title: Chief Financial Officer

Date: October 11, 2007